Exhibit 99.1

Grid Dynamics Reports First Quarter 2020 Financial Results

First Quarter Revenue of $32.5 million, up 24% year-over-year

San Ramon Calif. – May 11, 2020 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics”), a leader in enterprise-level digital transformation, today announced results for the first quarter ended March 31, 2020.

“We are pleased to report solid first quarter 2020 financial results, reflected in our strong year-over-year growth of 24%, and we are excited to begin a new chapter as a publicly traded company,” said Leonard Livschitz, chief executive officer of Grid Dynamics. “The COVID-19 pandemic is an unprecedented crisis with no comparable in recent times. Across our customer base, the response to the pandemic has been varied and motivated by both company specific as well as industry specific dynamics. Given that, our priorities and focus have been centered around the health and safety of our global team members and their families, working closely with our customers as they navigate through these challenging times, and ensuring our execution is flawless. Although we had a strong first quarter performance, the strength in the quarter was offset by the economic deterioration caused by COVID-19 starting in the second half of March onwards. Our first quarter results would have been stronger, both on top-line revenue, and even more so on profitability, had we not experienced the negative impacts of the pandemic. That said, we exited the quarter with 37 customers, up from 24 in the same period a year ago and subsequent to the quarter end, we have added 5 additional new customers which is a testament of Grid Dynamics value in the world of accelerated digital transformation. The impact resulting from COVID-19 has been more pronounced at some of our retail customers while other client segments have been less affected. To ensure Grid Dynamics successfully navigates through this crisis, we have put in place initiatives to leverage new customer partnerships, sharpen our R&D efforts, and ensure financial discipline. This crisis will serve as a catalyst for Fortune 1000 enterprises to accelerate their investments in digital transformation programs, and we strongly believe Grid Dynamics will be their partner of choice. Our unique capabilities, agile global delivery model, and deep domain expertise position us extremely well to capture this demand, and we are excited about the breadth of opportunities available to us to expand our business and build long-term shareholder value.”

“Given the heightened uncertainty and diminished visibility, the current pandemic has reduced our ability to forecast our business. Consequently, we are withdrawing our previously announced guidance for 2020, but will provide a revenue outlook for the second quarter,” Livschitz added.

First Quarter 2020 Financial Highlights

●	Total revenue was $32.5 million, an increase of 2% sequentially and 24% year-over-year.

●	GAAP gross profit was $9.8 million or 30.2% of revenue, compared to GAAP gross profit of $10.3 million or 39.4% of revenue in the first quarter of 2019. Non-GAAP gross profit was $11.5 million or 35.4% of revenue, compared to a non-GAAP gross profit of $10.6 million or 40.3% of revenue in the first quarter of 2019.

●	GAAP Net loss attributable to common stockholders was $(4.6) million, or $(0.09) per diluted share, based on 48.9 million weighted-average common shares outstanding, compared to GAAP net income attributable to common stockholders of $0.7 million, or $0.04 per diluted share, based on 20.2 million weighted-average common shares outstanding in the first quarter of 2019. Non-GAAP Net Income was $1.9 million, or $0.04 per diluted share, based on 48.9 million weighted-average common shares outstanding, compared to Non-GAAP Net Income of $2.5 million, or $0.12 per diluted share, based on 20.2 million weighted-average common shares outstanding in the first quarter of 2019. Taking into account a normalized tax rate, Adjusted Non-GAAP Net Income, was $2.4 million, or $0.05, based on 48.9 million weighted-average common shares outstanding, in the three months ended March 31, 2020.

●	Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income, and stock-based compensation), a non-GAAP metric, was $3.0 million, compared with Adjusted EBITDA of $3.9 million in the first quarter of 2019.

●	See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for discussion of our non-GAAP measures.

Balance Sheet and Other Metrics

●	Cash, cash equivalents, and short-term investments totaled $121.5 million as of March 31, 2020, compared to $42.2 million as of December 31, 2019. The increase was primarily due to the merger between ChaSerg Technology Acquisition Corp. and Grid Dynamics completed on March 5, 2020.

●	Total headcount was 1,357 as of March 31, 2020, up from 1,149 employees in the first quarter of 2019.

Financial Outlook

The company expects revenues in the second quarter 2020 to be in the range of $21.0 million to $22.5 million.

Conference Call and Webcast

Grid Dynamics will host a conference call at 4:30 p.m. ET on Monday, May 11, 2020 to discuss its first quarter 2020 financial results. Investors and other interested parties can access the call in the following ways: A webcast of the conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/), or by dialing +1 (877) 407-4018 or +1(201) 689-8471 (outside of the U.S.).

A replay will be available approximately one hour after the call on https://ir.griddynamics.com/ or by dialing +1 (844) 512-2921 or +1 (412) 317-6671 (outside of the U.S.) and entering the conference ID 13701872. The replay will start on May 11, 2020, 7:30 p.m. ET and will be available until May 25, 2020 at 11:59 p.m. ET.

About Grid Dynamics

Grid Dynamics is a leader in driving enterprise-level digital transformation services for Fortune 1000 corporations. We work in close collaboration with our clients on digital transformation initiatives that span strategy consulting, early prototypes and enterprise-scale delivery of new digital platforms. We help organizations become more agile and create innovative digital products and experiences using our deep expertise in emerging technologies such as artificial intelligence, data science, cloud computing, Big Data and DevOps, top global engineering talent, lean software development practices, and a high-performance product culture. Headquartered in the San Francisco Bay Area with technologists located in engineering delivery centers throughout the US, Central and Eastern Europe, Grid Dynamics is known for architecting and delivering some of the largest digital transformation programs in the retail, technology and financial sectors to help its clients win market share, shorten time to market and reduce costs of digital operations on a massive scale. To learn more about Grid Dynamics, visit www.griddynamics.com, or follow us on Twitter @GridDynamics.

Non-GAAP Financial Measures

To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.

A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity.

Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.

Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the COVID-19 pandemic.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (v) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (xi) the impact of the COVID-19 pandemic has and may continue to materially adversely affect our stock price, business operations, and overall financial performance; and (xii) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s proxy statement filed February 5, 2020 and in other periodic filings Grid Dynamics makes with the SEC.

Contacts

Grid Dynamics Investor Contact:

investorrelations@griddynamics.com

Schedule 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands except Per Share Data)

	Three months ended
	March 31,
	2020	2019
Revenue	$32,457	$26,277
Cost of revenue	22,639	15,931
Gross profit	9,818	10,346

Operating expenses
Engineering, research, and development	2,540	1,545
Sales and marketing	3,569	1,712
General and administrative	10,743	6,030
Total operating expenses	16,852	9,287

Income/(loss) from operations	(7,034)	1,059
Other income/(expenses), net	(244)	(162)

Income/(loss) before income taxes	(7,278)	897
Provision/(benefit) for income taxes	(2,682)	185
Net income/(loss) and comprehensive income/(loss)	$(4,596)	$712

Earnings/(loss) per shares
Basic	$(0.09)	$0.04
Diluted	$(0.09)	$0.04

Weighted average shares outstanding
Basic	48,885	20,217
Diluted	48,885	20,217

Schedule 2: CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In Thousands)

	As of
	March 31,	December 31,
	2020	2019
Assets

Current assets
Cash and cash equivalents	$121,479	$42,189
Accounts receivable, net of allowance of $903, and $20 as of March 31, 2020 and December 31, 2019	15,977	13,893
Unbilled receivables	3,988	5,036
Prepaid income taxes	351	308
Deferred transaction costs	-	1,878
Prepaid expenses and other current assets	3,273	2,711
Total current assets	145,068	66,015
Property and equipment, net	4,087	4,024
Intangible assets, net	2	18
Deferred income taxes	5,045	1,474
Total assets	$154,202	$71,531

Liabilities and equity
Current liabilities
Accounts payable	$2,267	$768
Accrued liabilities	753	1,188
Accrued compensation and benefits	5,594	5,337
Accrued income taxes	1,107	869
Other current liabilities	51	138
Total liabilities	9,772	8,300

Commitments and contingencies
Convertible preferred stock, no par value, 0 and 1,047,942 shares authorized and outstanding as of March 31, 2020 and December 31, 2019, respectively	-	9,187

Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 50,833,619 and 21,644,392 issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	5	2
Additional paid-in capital	113,629	18,650
Retained earnings	30,796	35,392
Total stockholders’ equity	144,430	54,044
Total liabilities, convertible preferred stock, and stockholders’ equity	$154,202	$71,531

Schedule 3: RECONCILIATION OF NON-GAAP INFORMATION

(Unaudited)

(In Thousands except Per Share Data)

	Three months ended March 31,
	2020	2019
Revenue	$32,457	$26,277
Cost of revenue	22,639	15,931
GAAP Gross margin	$9,818	$10,346
Retention bonus expense	1,072	229
Stock based compensation expense	615	23
Non-GAAP Gross margin	$11,505	$10,598

	Three months ended March 31,
	2020	2019
GAAP Net income/(loss)	$(4,596)	$712
Adjusted for:
Depreciation and amortization	646	510
Provision for income tax	(2,682)	185
Stock-based compensation expense	4,804	1,658
Transaction and transformation-related costs(1)	3,940	627
Restructuring(2)	689	0
Other expenses/(income)(3)	244	162
Adjusted EBITDA	$3,045	$3,854

(1)	Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, and other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2)	In the three months period ended March 31, 2020 we implemented a cost reduction plan and incurred restructuring and severance charges of $0.7 million, primarily resulting from a reduction in workforce and other charges.

(3)	Other income/expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, other miscellaneous non-operating expenses, and interest on cash held at banks.

	Three months ended March 31,
	2020	2019
GAAP Net income/(loss)	$(4,596)	$712
Adjusted for:
Stock-based compensation expense	4,804	1,658
Transaction and transformation-related costs(1)	3,940	627
Restructuring costs(2)	689	-
Other expenses/(income), net(3)	244	162
Tax impact of non-GAAP adjustments(4)	(2,710)	(669)
Excess tax benefits related to stock-based compensation expense	(493)	-
Non-GAAP Net Income(5)	$1,878	$2,490
Non-GAAP Diluted EPS	$0.04	$0.12
Number of shares used in the Non-GAAP Diluted EPS	48,885,089	20,216,652

Adjustment for excess tax benefits related to stock-based compensation expense	493	-
Adjusted Non-GAAP Net Income(6)	$2,371	$2,490
Adjusted Non-GAAP Diluted EPS	$0.05	$0.12
Number of shares used in the Adjusted Non-GAAP Diluted EPS	48,885,089	20,216,652

(1)	Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, and other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2)	In the three months period ended March 31, 2020 we implemented a cost reduction plan and incurred restructuring and severance charges of $689, primarily resulting from a reduction in workforce and other charges.

(3)	Other income/expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, other miscellaneous non-operating expenses, and interest on cash held at banks.

(4)	Reflects the estimated tax impact at a normalized tax rate of the non-GAAP adjustments presented in the table.

(5)	Non-GAAP Net Income for the period divided by the diluted weighted-average shares outstanding of 48.9 million and 20.2 million for the three months ended March 31, 2020 and 2019, respectively.

(6)	Adjusted Non-GAAP Net Income at normalized tax rate for the period divided by the diluted weighted-average shares outstanding of 48.9 million and 20.2 million for the three months ended March 31, 2020 and 2019, respectively.